BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MARCH 05, 2018

1.            Date, Time and Place: Meeting held on March 05, 2018, at 9:00 am, in São Paulo City, São Paulo State, at the BRF S.A. (“Company” or “BRF”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the totality of the members of the Board of Directors: Mr. Abilio dos Santos Diniz (“Mr. Abilio Diniz”), Mrs. Flavia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros”), Mr. José Aurélio Drummond Jr. (“Mr. José Drummond”), Mr. José Carlos Reis de Magalhães Neto (“Mr. José Magalhães”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Marcos Guimarães Grasso (“Mr. Marcos Grasso”), Mr. Walter Fontana Filho (“Mr. Water Fontana”) and Mr. Walter Malieni Jr. (“Mr. Walter Malieni”).

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

4.            Agenda: (i) Appreciation of the terms of correspondence sent to the Board of Directors by shareholders Caixa de Previdência dos Funcionários do Banco do Brasil – Previ and Petrobras Seguridade Social – Petros (“Requesting Shareholders”) on February 24, 2018 and resolution regarding the proposal made, by the Requesting Shareholders, of call notice of an Extraordinary General Shareholders’ Meeting to resolve on the following matters: (a) removal of all members of the Board of Directors of the Company; (b) approval of the number of 10 members to compose the Board of Directors; (c) election of new members to occupy the positions of the Board of Directors; and (d) election of the President and Vice-President of the Board of Directors (“AGE”); (ii) Resolution on the terms of the proposal of the Board of Directors for the AGE; and (iii) Approval of modification of date of the Ordinary General Shareholders’ Meeting scheduled to April 04, 2018 and its holding jointly with the AGE.

5.            Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Appreciation of the terms of correspondence sent to the Board of Directors by shareholders Caixa de Previdência dos Funcionários do Banco do Brasil – Previ and Petrobras Seguridade Social – Petros (“Requesting Shareholders”) on February 24, 2018 and resolution regarding the proposal made, by the Requesting Shareholders, of call notice of an Extraordinary General Shareholders’ Meeting to resolve on the following matters: (a) removal of all members of the Board of Directors of the Company; (b) approval of the number of 10 members to compose the Board of Directors; (c) election of new members to occupy the positions of the Board of Directors; and (d) election of the President and Vice-President of the Board of Directors (“AGE”). The members of the Board of Directors, by unanimous votes, approved the call notice of an Extraordinary General Shareholders’ Meeting to resolve on the four (4) items requested by the Requesting Shareholders. In view of the relevance of the matters to be resolved to the Company, the Board of Directors has also approved, by unanimous votes, that the AGE shall be held, jointly with the Ordinary General Shareholders’ Meeting, on April 26, 2018, in order to make possible for the shareholders to acknowledge the proposals and make their decision based on such information. In this sense, the Board of Directors requested the Management to submit to the shareholders, until the date of the AGE, all the information necessary regarding the Company’s plan and performance.

Extract of the Minutes of the Extraordinary Meeting of the Board of Directors held on March 05, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MARCH 05, 2018

5.2.       Resolution on the terms of the proposal of the Board of Directors for the AGE. The members of the Board of Directors approved, by unanimous votes, not to resolve at the present moment on the items of the proposal made by the Requesting Shareholders, once they understand that this matter has to be decided sovereignly by the shareholders.

5.3.       Approval of modification of date of the Ordinary General Shareholders’ Meeting scheduled to April 04, 2018 and its holding jointly with the AGE. In view of the approval of the AGE call notice, according to item 5.1 above, the members of the Board of Directors approved, by unanimous votes, the holding of the Ordinary General Shareholders’ Meeting, previously scheduled to April 04, 2018, jointly with the AGE requested by the Requesting Shareholders on April 26, 2018. On the same date, an Extraordinary General Shareholders’ Meeting shall also be held to resolve on the proposal of modification of the Bylaws regarding the periodicity of meetings of the Fiscal Council, which call notice was approved by the Board of Directors on meeting held on March 01, 2018.

6.            Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

Extract of the Minutes of the Extraordinary Meeting of the Board of Directors held on March 05, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MARCH 05, 2018

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 27 to 29, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, March 05, 2018.

Larissa Brack Secretary

Extract of the Minutes of the Extraordinary Meeting of the Board of Directors held on March 05, 2018